Exhibit 5.1


                     FORD MOTOR COMPANY
                      THE AMERICAN ROAD
                  DEARBORN, MICHIGAN 48121




                                               April 22, 1996

Ford Motor Company
The American Road
Dearborn, Michigan  48121


Ladies and Gentlemen:

    This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the obligations of the Company under the savings plan portion of the Company's Benefit Equalization Plan (the "Plan") to pay in the future the value of the participants' Plan savings accounts based on the measurement investment options applicable to the accounts, in accordance with the terms of the Plan (the "Obligations").

    As an Assistant Secretary and Counsel of the Company, I am familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

    Based upon the foregoing, it is my opinion that:

    (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

    (2) All necessary corporate proceedings have been taken to authorize the issuance of the Obligations being registered under the Registration Statement, and all such Obligations issued in accordance with the Plan will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefor the consideration provided in the Plan.
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                       -2-

    I hereby consent to the use of this opinion as Exhibit
5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.



                            Very truly yours,

                            /s/Thomas J. DeZure

                            Thomas J. DeZure
                            Assistant Secretary
                              and Counsel